UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

3Com Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, MA 01752

(Address of principal executive offices, including zip code)

(508) 323-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed to disclose that on February 2, 2006, 3Com Corporation (the “Company”) and R. Scott Murray entered into an amended employment agreement (the “Agreement”). The purpose of the Agreement is to clarify certain provisions of the January 25, 2006 employment agreement. The January 25, 2006 employment agreement provides that, in addition to certain other benefits, upon a termination of employment without cause or resignation for good reason in connection with a change of control (as such terms are defined in the January 25, 2006 employment agreement), Mr. Murray would be entitled to continued payment of two years Base Salary (as such term is defined in the agreement), plus Mr. Murray’s target bonus for the year in which the termination occurs, less applicable withholdings in accordance with the Company’s normal payroll practices. The Agreement provides that, in addition to certain other benefits, upon a termination of employment without cause or resignation for good reason in connection with a change of control (as such terms are defined in the Agreement), Mr. Murray is entitled to continued payment of Mr. Murray’s Base Salary (as that term is defined in the Agreement), plus the target Annual Incentive (as that term is defined in the Agreement), for the year in which the termination occurs (less applicable withholding taxes) for twenty-four (24) months, such amounts to be paid out bi-weekly in accordance with the Company’s normal payroll policies.

Item 1.01 has been amended and restated in its entirety to clarify that Mr. Murray is entitled to, among other things: (i) an amount equal to his target annual incentive for the year in which a termination of his employment occurs in the event that his employment is terminated without cause or he resigns for good reason, other than in connection with a change of control; and (ii) an amount equal to two times his target annual incentive for the year in which a termination of his employment occurs in the event that his employment is terminated without cause or he resigns for good reason in connection with a change of control.

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2006, the Company entered into an employment agreement with R. Scott Murray to become the Company’s new President and Chief Executive Officer. On February 2, 2006, the Company and Mr. Murray amended the employment agreement to make certain clarifying changes. The terms of the Agreement include:

•	A base salary of $650,000 per year;
•

Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with a target of no less than 100% of Mr. Murray’s base salary and a maximum of 200% of Mr. Murray’s base salary;

•

An obligation of the Company to grant the following options to Mr. Murray, which options will vest as to 25% of the underlying shares on each anniversary of the grant date assuming Mr. Murray’s continued employment with the Company on each scheduled vesting date:

	•	3,500,000 shares of the Company’s common stock at an exercise price of $4.51 per share;
	•	2,500,000 shares of the Company’s common stock at an exercise price of $4.51 per share;
	•	3,000,000 shares of the Company’s common stock at an exercise price of $5.00 per share; and
	•	3,000,000 shares of the Company’s common stock at an exercise price of $6.00 per share;
•

An obligation of the Company to grant 500,000 shares of restricted stock to Mr. Murray, which restricted stock will vest if, and only if, the Company achieves profitability (as defined therein) in two of the first five fiscal quarters following the commencement of Mr. Murray’s employment (and his continued employment during those periods). Mr. Murray has agreed that if the restricted stock does vest, he will not dispose of the shares for a period of one year, other than to the extent necessary to pay any tax withholding obligations;

•

The payment of 12 months of base salary plus the payment of Mr. Murray’s target annual incentive for the year in which the termination occurs,12 months of accelerated vesting of outstanding equity awards (other than performance-based awards) and up to 18 months of reimbursement for premiums paid for COBRA coverage if Mr. Murray’s employment with the Company is terminated without cause or he resigns for good reason , other than in connection with a change of control;

•

The payment of two years of base salary plus the payment of two times Mr. Murray’s target annual incentive for the year in which the termination occurs, full vesting of outstanding equity awards (other than performance-based awards) and up to 18 months of reimbursement for premiums paid for COBRA coverage, if Mr. Murray’s employment with the Company is terminated without cause or he resigns for good reason in connection with a change of control;

•

An agreement by Mr. Murray not to solicit employment for any employee of the Company other than for employment with the Company, an agreement not to compete with the Company and an agreement not to disparage the Company, in each case during the term of his employment with the Company until such time as he is no longer receiving payments with respect to his base salary from the Company; and

It is expected that the Company will not make additional equity awards to Mr. Murray in the near term, other than those described above. The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective on January 25, 2006, Mr. Murray was appointed the President and Chief Executive Officer and a member of the Board of Directors of the Company. Simultaneously therewith, Bruce L. Claflin ceased being the Company’s President and Chief Executive Office and a member of the Company’s Board of Directors. Mr. Claflin will continue to serve the Company in an advisory capacity to ensure a smooth transition.

Mr. Murray has been engaged in private consulting and advisory services from 2004 to the present. From 2002 to 2004, Mr. Murray was the chief executive officer of Modus Media International Inc., an IT services company and from 2000 to 2002, he was the president of Stream International Inc., a customer relationship management service company. Mr. Murray was the chief financial officer of The Learning Company, Inc., a consumer software development company from 1994 to 1999. Mr. Murray holds a B.A. from the University of Western Ontario.

For a description of Mr. Murray’s employment terms, see Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	R. Scott Murray Employment Agreement, amended and restated as of February 2, 2006, between the registrant and R. Scott Murray.*

*	Indicates a management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: February 6, 2006
By:	/s/ NEAL D. GOLDMAN
Neal D. Goldman Senior Vice President Management Services, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	R. Scott Murray Employment Agreement, amended and restated as of February 2, 2006, between the registrant and R. Scott Murray.*

*	Indicates a management contract or compensatory plan